Exhibit 10.2

PARENT COMPANY AGREEMENT

This Agreement is made as of April 24, 2002, by SSA Pacific Terminals, Inc., a Washington corporation (formerly known as Stevedoring Services of America, Inc.) (“SSA”), SSA Ventures, a Washington corporation (“SSA Ventures”),  Matson Navigation Company, Inc., a Hawaii corporation (“Matson”), and Matson Ventures, Inc., a Hawaii corporation (“MVI”).

Reference is made to that certain Amended and Restated Limited Liability Company Agreement of SSA Terminals, LLC, dated as of April 24, 2002 (the “LLC Agreement”), between SSA Ventures and MVI.

SSA agrees to be bound by all the provisions of the LLC Agreement specifically referring to obligations of and performance by SSA.   Likewise, Matson agrees to be bound by all the provisions of the LLC Agreement specifically referring to obligations of and performance by Matson.  In addition, SSA specifically agrees for the benefit of Matson and MVI only, in the absence of performance by SSA Ventures of any of its obligations or the exercise of any of its rights under the LLC Agreement at the time and in the manner required or permitted thereunder, as the case may be, to perform any such obligations or to exercise any such right as attorney-in-fact for SSA Ventures, and SSA Ventures, Matson and MVI hereby consent to such performance or exercise by SSA, and (b) Matson specifically agrees, for the benefit of SSA and SSA Ventures only, in the absence of performance by MVI of any of its obligations or the exercise of any of its rights under the LLC Agreement at the time and in the manner required or permitted thereunder, as the case may be, to perform such obligations or to exercise any such right as attorney-in-fact for MVI, and MVI, SSA and SSA Ventures hereby consent to such performance or exercise by Matson.  SSA and Matson each hereby expressly waives, to the fullest extent permitted by law, any and all rights and benefits under any Delaware or other applicable law reducing or eliminating the obligation of a surety, including, without limitation, any law:  (i) purporting to reduce the obligation of a surety upon the acceptance by a creditor of anything in partial satisfaction of an obligation; (ii) purporting to reduce a surety’s obligations in proportion to the principal obligation; (iii) purporting to exonerate a surety because there is no liability upon the principal at the time of the incurring of the obligation; (iv) purporting to exonerate a surety if by any act of the creditor, without the consent of the surety, the original obligation of the principal is altered in any respect, or the remedies or rights of the creditor against the principal, in respect thereto, are in any way impaired or suspended; or (v) purporting to exonerate the surety to the extent that the creditor does not proceed against the principal, or pursue any other remedy in the creditor’s power which the surety cannot pursue, and which would lighten the surety’s burden.

[Signature Page Follows]

IN WITNESS OF THEIR AGREEMENT, the parties have executed this Parent Commitment Agreement as of the year and day first above written.

SSA PACIFIC TERMINALS, INC.

By:	/s/ Charles Sadoski
	Name:	Charles Sadoski
	Title:	Senior Vice President

SSA VENTURES, INC.

By:	/s/ Charles Sadoski
	Name:	Charles Sadoski
	Title:	Senior Vice President

MATSON NAVIGATION COMPANY, INC.

By:	/s/ C. Bradley Mulholland
	Name:	C. Bradley Mulholland
	Title:	President

MATSON VENTURES, INC.

By:	/s/ Kevin C. O’Rourke
	Name:	Kevin C. O’Rourke
	Title:	Vice President